EXHIBIT 23.4



                               ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made part of this registration statement.



Phoenix, Arizona,
July 1, 1996